Exhibit 32.1
Certifications of the
Principal Executive Officer and Principal Financial Officer
Pursuant To 18 U.S.C. Section 1350,
As Adopted Pursuant To
Section 906 of The Sarbanes-Oxley Act Of 2002
In connection with the Quarterly Report of Spyre Therapeutics, Inc. (the “Company”) on Form 10-Q/A for the quarterly period ended June 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:
1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 18, 2024	/s/ Cameron Turtle, D.Phil
Cameron Turtle, D.Phil
Chief Executive Officer
(Principal Executive Officer)

/s/ Scott Burrows
Scott Burrows
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)